Exhibit 3.1

DEAN HELLER
Secretary of State
205 North Carson Street
Carson City, Nevada 89701-4299
(775) 684-5708
website: secretaryofstate.biz

Articles of Incorporation
(Pursuant to NRS 78)

1.  Name of Corporation       TINTIC GOLD MINING COMPANY

2.  Resident Agent Name and
    Street Address:           State Agent and Transfer Syndicate, Inc.
                              202 North Curry Street, Suite #100
                              Carson City, Nevada 89703-4121

3.  Shares:                   50 million par value $0.001

4.  Names & Addresses of
    Board of Directors/
    Trustees:                 1. GEORGE P. CHRISTOPULOS
                                 3131 TETON DRIVE, SALT LAKE CITY, UT 84109

                              2. JACK R. COOMBS
                                2581 EAST 1300 SOUTH, SALT LAKE CITY, UT 84108

                              3. HUGH COLTHARP
                                1464 SOUTH 1500 EAST, SALT LAKE CITY, UT 84105

5.  Purpose:                  MINING EXPLORATION, PARTICULARLY PRECIOUS METALS

6.  Names, Address and
    Signature of Incorporator JOHN MICHAEL COOMBS, ESQ. /s/John Michael Coombs
                              3098 S. Highland Dr., Suite #323
                              Salt Lake City, Utah 84106-6001

7.  Certificate of Acceptance
    of Appointment of Resident
    Agent I hereby accept appointment as Resident Agent for the above named corporation.

                              /s/Cher Falk   3/8/04
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                  SUPPLEMENT TO ARTICLES OF INCORPORATION

                                    OF

                        TINTIC GOLD MINING COMPANY


     Pursuant to Chapter 78 of Nevada Revised Statutes, the undersigned incorporator hereby adopts the following supplemental or additional provisions to Tintic Gold Mining Company's ("Company") Articles of Incorporation:

                 ARTICLE EIGHT -- CONTROL SHARES ACQUISITIONS

     The Company expressly opts-out of, or elects not to be governed by, the "Acquisition of Controlling Interest" provisions contained in NRS Sections
78.378 through 78.3793 inclusive all as permitted under NRS Section 78.378.1.

                      ARTICLE NINE -- COMBINATIONS WITH
                         INTERESTED STOCKHOLDERS

     The Company expressly opts-out of, and elects not to be governed by, the "Combinations with Interested Stockholders" provisions contained in NRS Sections 78.411 through 78.444, inclusive all as permitted under NRS Sections 78.434.


     IN WITNESS WHEREOF, the undersigned incorporator hereby executes these supplemental or additional Articles of Incorporation of TINTIC GOLD MINING COMPANY, a Nevada corporation, on the 8th day of March, 2004.



                                   _s/________________________
                                   John Michael Coombs